Exhibit 10.2

WAIVER OF RIGHTS

This Waiver of Rights, dated October 9, 2022 (“Waiver”), is granted by Lind Global Fund II LP, a Delaware limited partnership (the “Investor”) with respect to that Securities Purchase Agreement by and between the Investor and Siyata Mobile Inc., a British Corporation (the “Company”) dated as of October 26, 2021 (the “Purchase Agreement”). Each of the Investor and the Company is a “party” to this Waiver, and together, they are the “parties” hereto.

WHEREAS, the Company desires to issue additional common shares, no par value per share (“Common Shares”) or Pre-Funded Warrants to purchase additional Common Shares, in a registered direct offering (the “RDO”), as well as certain Common Share Purchase Warrants (“Purchase Warrants”) in a concurrent private placement under Rule 506 of Regulation D to be placed with certain accredited investors by Maxim Group LLC;

WHEREAS, the Purchase Warrants contain certain antidilution adjustment provisions that would cause the issuance of such Purchase Warrants to be considered to be a “Prohibited Transaction” as defined in the Purchase Agreement;

WHEREAS, Section 5.10 of the Purchase Agreement states that the Company shall not to enter into any Prohibited Transactions without the Investor’s prior written consent, until (30) days after such time as the Company’s convertible promissory note (“Note”) has been repaid in full and/or has been converted into Conversion Shares (as defined in the Agreement);

WHEREAS, Section 10 of the Purchase Agreement permits the Investor to notify to the Company within ten (10) days after the Offer Notice is given if it desires to purchase the Common Shares in the Offering;

WHEREAS, the Investor is willing to waive Section 5.10 of the Agreement to permit the RDO and the concurrent private placement;

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. Waiver of Section 10. Pursuant to Section 11.9 of the Agreement, the Investor hereby waives its Section 10 right to the right to purchase up to ten percent (10%) of such Common Shares and/or Pre-Funded Warrants in the RDO and such Purchase Warrants in the concurrent private placement within ten (10) days after the Offer Notice.

. Waiver of Section 5.10. Pursuant to Section 11.9 of the Agreement, the Investor hereby waives its Section 5.10 right to prohibit the Company from offering and selling the Purchase Warrants and hereby consents to the Company’s sale of the Common Shares in the RDO and the Purchase Warrants in the concurrent private placement.

2. Consideration. The Company agrees to issue to the Investor Purchase Warrants that will permit the Investor to exercise such warrants for up to 1,739,130Common Shares at an exercise price of $0.23 per Common Share on the date of the closing of the RDO. The terms and conditions of the Purchase Warrants issued to the Investor will be identical to the Purchase Warrants to be offered in the private placement placed by Maxim Group LLC pursuant to Rule 506 of Regulation D. The Investor shall be permitted to participate in the RDO to the extent it so desires and the Purchase Warrants will be issued to the Investor at an aggregate cash purchase price of $0.00 as consideration in full for the execution of this Waiver.

3. Construction. This Waiver and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Waiver nor any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such patty or its counsel drafted this Waiver such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Waiver, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Waiver and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

4. Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

5. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

6. Entire Agreement. This Waiver contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7. Amendments; Waivers. No provision of this Waiver may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Waiver shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

8. Successors and Assigns. This Waiver shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Investor and their respective successors and assigns. The Company may not assign this Waiver or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Waiver to any person to whom the Investor assigns or transfers any Securities (as defined in the Agreement), provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor” and such transferee is an accredited investor.

9. No Third-Party Beneficiaries. This Waiver is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10. Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11. Counterparts. This Waiver may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Waiver by delivering by facsimile or other electronic transmission a signature page of this Waiver signed by such party, and any such facsimile or other electronic transmission shall be treated in all respects as having the same effect as an original signature.

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:		INVESTOR

SIYATA MOBILE INC.		LIND GLOBAL FUND II LP

By:		By:	/s/ Jeff Easton
Name:	Marc Seelenfreund	Name:	Jeff Easton
Title:	Chief Executive Officer	Title:	Managing Member of Lind Global Partners II LLC, General Partner

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